UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2023

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 800 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(877) 776-2402

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Director’s Resignation

On July 25, 2023 Ms. Caroline Carralero, a director of the Board of Directors (the “Board”) of PSQ Holdings, Inc. (the “Company”), notified the Company that she was resigning from the Board. Her decision to resign from the Board is not the result of any disagreement with the Company’s operations, policies, or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or otherwise. Ms. Carralero desired to turn her attention full-time to EveryLife, Inc., a wholly-owned subsidiary of the Company, where she is the Chief Executive Officer.

A copy of the press release announcing Ms. Carralero’s decision to resign is attached as Exhibit 99.1.

(b) Election of Directors

On July 25, 2023, the Board appointed Ms. Kelly Loeffler to the Board to fill the resulting vacancy created by Ms. Carralero’s resignation, effective July 25, 2023. Ms. Loeffler will be a Class I director and shall serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2024. At this time, the Board has not made determinations as to potential committee assignments for Ms. Loeffler. Ms. Loeffler was not appointed pursuant to any arrangement or understanding between her and any other persons. Ms. Loeffler will be eligible to participate in the Company’s non-employee director compensation programs as described in the Company’s proxy statement and prospectus filed with the Securities and Exchange Commission (“SEC”) on June 30, 2023. Pursuant to this policy, Ms. Loeffler will be entitled to receive: (a) an initial grant of restricted stock units with a grant date fair value of $300,000 (provided that such grant shall not be made prior to September 23, 2023); and, to the extent she has served as a non-employee director for at least twelve months and is then serving on the Board, on the date of the next annual meeting of the Company’s stockholders, an annual grant of restricted stock units expected to be issued pursuant to the Company’s 2023 Stock Incentive Plan with a grant date fair value of $150,000. Each award will vest on the twelve-month anniversary of the date of grant, subject to her continued service, and accelerate in full upon a change in control of the Company; and (b) a prorated annual cash retainer of $40,000 for her service on the Board. The retainer shall be paid in arrears in four equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. To the extent Ms. Loeffler is appointed to a committee of the Board, she will be eligible to receive additional fees, consistent with the terms of the Company’s non-employee director compensation policy, for such service. In addition, Ms. Loeffler is expected to enter into an indemnification agreement with the Company, the form of which was previously filed as exhibit 10.2 to the Company’s Current Report 8-K dated July 19, 2023 and filed with the SEC on July 25, 2023.

A copy of the press release announcing Ms. Loeffler’s appointment to the Board is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press release, dated July 26, 2023, announcing the resignation of Ms. Caroline Carralero, and the appointment of Ms. Kelly Loeffler to the Board of Directors of PSQ Holdings, Inc.
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ HOLDINGS, INC.

Date: July 28, 2023	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Chairman and Chief Executive Officer

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